Exhibit 21
                               MAJOR SUBSIDIARIES
                              (AS OF MARCH 1, 1996)



                                                             State or Country
                  Name                                        of Organization
                  ----                                        ---------------
New England Telephone and Telegraph Company                      New York
         Telesector Resources Group, Inc.*                       Delaware

New York Telephone Company                                       New York
         Empire City Subway Company (Limited)                    New York
         Telesector Resources Group, Inc.*                       Delaware

NYNEX Asset Management Company                                   Delaware

NYNEX Capital Funding Company                                    Delaware

NYNEX Credit Company                                             Delaware

NYNEX Government Affairs Company                                 Delaware

NYNEX Information Resources Company                              Delaware

NYNEX Science & Technology, Inc.                                 Delaware

NYNEX Trade Finance Company                                      Delaware

NYNEX Entertainment & Information Services Company               Delaware

NYNEX Worldwide Services Group, Inc.                             Delaware
         NYNEX Network Systems Company                           Delaware
                  NYNEX CableComms Group PLC                     England & Wales
                  NYNEX CableComms Group Inc.                    Delaware


* Telesector Resources Group, Inc. is a wholly-owned subsidiary of New York Telephone Company and New England Telephone and Telegraph Company.

                                       33